Exhibit 21.

                         Subsidiaries of the Registrant


Name                                                     State of Incorporation

First Classics, Inc.                                     Delaware
Classics Media Group, Inc.                               Delaware
IBP, Inc.                                                Nevada
Zideo.Com, Inc.                                          Delaware
Impact Solutions, Inc.                                   Delaware
Rogue River Software, Inc.                               Delaware
Comsight Imaging, Inc.                                   Ontario, Canada